================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                    FORM 8-K

                                   ----------


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 11, 1997



                           INNOVIR LABORATORIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                       0-21972                 13-3536290
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)



           510 EAST 73RD STREET, NEW YORK, NY                  10021
        ----------------------------------------             ----------
        (Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code: (212) 249-4703



                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

================================================================================

ITEM 5. OTHER EVENTS.

     The Registrant had been named as a defendant in an action captioned Mifal Klita v. Innovir Laboratories, Inc., Swartz Investments, LLC f/k/a Swartz Investments, Inc., and Registrar and Transfer Company, filed on February 28, 1996 in the Supreme Court of the State of New York in the County of New York, alleging that the Registrant wrongfully refused to honor the plaintiff's notice of conversion requesting conversion of shares of the Registrant's Class C Convertible Preferred Stock held by the plaintiff into shares of the Registrant's Common Stock. In February 1997, the parties settled this action. Pursuant to the terms of the settlement, of the 54,000 shares of Common Stock previously held in escrow pending final resolution of the action, 35,000 shares were delivered to the plaintiff; the remaining 19,000 shares were returned to the Registrant. In addition, the parties entered into a stipulation of discontinuance with prejudice and exchanged general releases.

ITEM 8. CHANGE IN FISCAL YEAR.

     On February 11, 1997, the Registrant determined to change its fiscal year from the 12-month period ended September 30 to the 12-month period ended December 31. This change is intended to align the Registrant's fiscal year with that of its newly-acquired wholly-owned subsidiary, VIMRx Holdings, Ltd. A quarterly report on Form 10-Q will be filed to cover the resulting transition period between September 30, 1996 to December 31, 1996.


                All other Items of this report are inapplicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        INNOVIR LABORATORIES, INC



                                        By: /s/ GARY POKRASSA
                                            ---------------------------------
                                            Name:  Gary Pokrassa
                                            Title: Vice President--Finance


Date: February 14, 1997

                                      -3-